PRESS RELEASE
FOR INFORMATION, CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	FOR RELEASE at 1 P.M. PST February 1, 2011

Plantronics Announces Third Quarter Fiscal 2011 Results

Revenue In-Line with Guidance, Non-GAAP Operating Income and EPS Exceed Guidance

SANTA CRUZ, CA – February 1, 2011 - Plantronics, Inc. (NYSE: PLT) today announced third quarter fiscal 2011 net revenues of $181.6 million, a 9% increase compared with net revenues of $165.9 million in the third quarter of fiscal 2010.  Net revenues were within the guidance range of $180 million - $185 million provided on November 2, 2010.  Plantronics' GAAP diluted earnings per share from continuing operations was $0.64 in the third quarter of fiscal 2011 compared with $0.47 in the same quarter of the prior year.  Non-GAAP diluted earnings per share from continuing operations for the third quarter of fiscal 2011 increased 32% to $0.66 from $0.50 in the same quarter of the prior year.  The difference between GAAP and non-GAAP earnings per share from continuing operations for the third quarter of fiscal 2011 includes stock-based compensation charges, restructuring and other related costs, purchase accounting amortization, all net of associated tax impact, and a tax benefit from expiration of certain statutes of limitations.

“We continue to see growth in our core Office and Contact Center market in all geographies as a result of improving global economic conditions,” stated Ken Kannappan, President & CEO.  “We are increasingly well positioned to benefit from expected strong growth in the Unified Communications market over the next several years.”

“We generated approximately $29 million in cash flow from operations in the current quarter and repurchased over 280,000 shares of our common stock while maintaining a strong cash position with over $414 million in cash, cash equivalents and short-term investments.  We also had $18.1 million in long-term investments at the end of the quarter,” stated Barbara Scherer, SVP Finance and Administration & CFO.

Improved economic conditions and the trend toward Unified Communications (“UC”) drove a 19% increase in net revenues of Office and Contact Center products compared to the third quarter of fiscal 2010.  OCC net revenues were $122.9 million in the third quarter of fiscal 2011, compared with $103.1 million in the third quarter of fiscal 2010.  Revenues of UC products were $13.5 million for the quarter ended December 31, 2010 and $36.6 million for the nine months ended December 31, 2010.

Mobile net revenues were $43.2 million in the third quarter of fiscal 2011, a decrease of 8% from $47.0 million in the third quarter of fiscal 2010.  Gaming and Computer Audio net revenues were $10.5 million in the third quarter of fiscal 2011, a decrease of 5% from $11.1 million in the third quarter of fiscal 2010.

GAAP operating income in the third quarter of fiscal 2011 was $36.5 million, resulting in an operating margin of 20.1%.  This compares to GAAP operating income of $27.8 million and an operating margin of 16.7% in the prior year quarter.  Non-GAAP operating income in the third quarter of fiscal 2011 was $40.6 million compared to previously provided guidance of $37.5 million to $40.5 million and resulted in a non-GAAP operating margin of 22.4%.  In the prior year quarter, non-GAAP operating income was $31.8 million with a non-GAAP operating margin of 19.2%.

Plantronics completed the sale of Altec Lansing, its Audio Entertainment Group (“AEG”) segment, effective as of December 1, 2009.  All results of operations related to AEG (including the loss on the sale) were classified as discontinued operations for all periods presented.

Business Outlook

The following statements are based on our current expectations and many of these statements are forward-looking.  Actual results are subject to a variety of risks and uncertainties and may differ materially from our expectations.

Plantronics’ business is inherently difficult to forecast, particularly with continuing uncertainty in global economic conditions, and there can be no assurance that the incoming orders it expects to receive over the balance of the current quarter will materialize.

Plantronics has a “book and ship” business model whereby it ships most orders to customers within 48 hours of its receipt of those orders and, therefore, the level of backlog does not provide reliable visibility into potential future revenues.  In addition, our incoming order rate tends to be low during the last two weeks of December and the first half of January and then rises significantly into February and March.

Net revenues in the fourth quarter of fiscal 2011 are expected to be lower than the third quarter of fiscal 2011 due to seasonally lower demand for our consumer products.  The March quarter has historically been a weaker quarter for consumer products than the December quarter and we expect that pattern to recur.

Subject to the foregoing, we are currently expecting the following range of financial results for continuing operations for the fourth quarter of fiscal 2011:

•	Net revenues of $167 million - $172 million;
•
Non-GAAP operating income of $40.0 million to $42.0 million inclusive of a $5.1 million gain related to our agreement to dismiss litigation involving the alleged theft of our trade secrets by a competitor and in exchange for a full release and settlement of the claims;

•	Non-GAAP diluted earnings per share of $0.58 - $0.62;
•	EPS cost of stock-based compensation to be approximately $0.06; and
•	GAAP diluted earnings per share of $0.52 to $0.56.

Plantronics does not intend to update these targets during the quarter or to report on its progress toward these targets.  Plantronics will not comment on these targets to analysts or investors except by its press release announcing its fourth quarter fiscal 2011 results or by other public disclosure.  Any other statements speculating on the progress of the fourth quarter fiscal 2011 will not be based on internal information and should be assessed accordingly by investors.

Dividend Announcement

Plantronics also announced that its Board of Directors declared a quarterly dividend of $0.05 per share.  The dividend will be payable on March 10, 2011 to stockholders of record at the close of business on February 22, 2011.

Conference Call Scheduled to Discuss Financial Results

Plantronics has scheduled a conference call to discuss third quarter fiscal 2011 results.  The conference call will take place on Tuesday, February 1, 2011 at 2:00 PM (PST).  All interested investors and potential investors in Plantronics stock are invited to participate.  To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the "Plantronics Conference Call."  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.

A replay of the call with the conference ID #23921083 will be available for 72 hours at (800) 642-1687 for callers from North America and at (706) 645-9291 for all other callers.  The conference call will also be simultaneously web cast at www.plantronics.com under Investor Relations, and the web cast of the conference call will remain available at the Plantronics website for thirty days.

Use of Non-GAAP Financial Information

Plantronics excludes non-recurring transactions and non-cash expenses and charges such as restructuring and other related charges, the release of tax reserves due to the expiration of certain statutes of limitations, stock-based compensation expenses related to stock options, restricted stock and employee stock purchases, purchase accounting amortization and impairment of goodwill and long-lived assets from non-GAAP income from continuing operations, non-GAAP earnings per diluted share from continuing operations, non-GAAP operating income, non-GAAP gross margin, non-GAAP operating margin and non-GAAP effective tax rate on continuing operations.  Plantronics excludes these expenses from its non-GAAP measures primarily because Plantronics does not believe they are reflective of ongoing operating results and are not considered by management as part of Plantronics’ target operating model.  Plantronics believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its performance and liquidity, and helps investors compare actual results to its long-term target operating model goals.  Plantronics believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods, but non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, income from operations, net income or earnings per share prepared in accordance with GAAP.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to (i) the UC market, including our position in the UC market, (ii) our estimates of GAAP and non-GAAP financial results for the fourth quarter of fiscal 2011, including revenue, operating income and earnings per share; (iii) our estimated stock-based compensation expense for the fourth quarter of fiscal 2011; (iv) trends and our predictions regarding ordering patterns for the fourth quarter of fiscal 2011, as well as other matters discussed in this press release that are not purely historical data.  Plantronics does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements.  Among the factors that could cause actual results to differ materially from those contemplated are:

•	economic conditions in both the domestic and international markets;
•
our ability to realize our UC plans and to achieve the financial results projected to arise from UC adoption could be adversely affected by the following factors: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) UC solutions may not be adopted with the breadth and speed in the marketplace that we currently anticipate; (iii) the development of UC solutions is technically complex and this may delay or obstruct our ability to introduce solutions to the market on a timely basis and that are cost effective, feature rich, stable and attractive to our customers; (iv) as UC becomes more widely adopted we anticipate that competition for market share will increase, and some competitors may have superior technical and economic resources; and (v)  our plans are dependent upon adoption of our UC solution by major platform providers such as Microsoft Corporation, Cisco Systems, Inc., Avaya, Inc., Alcatel-Lucent, and IBM, and we have a limited ability to influence such providers with respect to the functionality of their platforms, their rate of deployment, and their willingness to integrate their platforms with our solutions, and our support expenditures may substantially increase over time due to the complex nature of the platforms developed by the major UC providers as these platforms continue to evolve and become more commonly adopted;

•
failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts to meet demand without having excess inventory or incurring cancellation charges;

•	volatility in prices from our suppliers, including our manufacturers located in China, have and could negatively affect our profitability and/or market share;
•	fluctuations in foreign exchange rates;
•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;
•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, the inherent risks of our substantial foreign operations, and problems which might affect our manufacturing facilities in Mexico; and

•	impairment losses on the carrying value of our intangible assets and goodwill could be recognized if it is determined the value is not recoverable which would adversely affect our financial results.

For more information concerning these and other possible risks, please refer to Plantronics  Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 1, 2010, quarterly reports filed on Form 10-Q and other filings with the Securities and Exchange Commission, as well as recent press releases.  These filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited GAAP to Non-GAAP Statements of Operations Reconciliations for the Three and Nine Months ended December 31, 2010 and December 31, 2009

•	Summary Unaudited Statements of Operations and Related Data on a Non-GAAP Basis for Continuing Operations

About Plantronics
Plantronics is a global leader in audio communications for businesses and consumers. We have pioneered new trends in audio technology for 50 years, creating innovative products that allow people to simply communicate.  From Unified Communication solutions to Bluetooth headsets, we deliver uncompromising quality, an ideal experience, and extraordinary service. Plantronics is used by every company in the Fortune 100, as well as 911 dispatch, air traffic control and the New York Stock Exchange.  For more information, please visit www.plantronics.com or call (800) 544-4660.

Plantronics, the logo design, and Clarity are trademarks or registered trademarks of Plantronics, Inc.  The Bluetooth name and the Bluetooth trademarks are owned by Bluetooth SIG, Inc. and are used by Plantronics, Inc. under license.  All other trademarks are the property of their respective owners.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Net revenues	$181,585	$165,935	$510,525	$451,555
Cost of revenues	85,777	85,566	239,310	238,251
Gross profit	95,808	80,369	271,215	213,304
Gross profit %	52.8%	48.4%	53.1%	47.2%

Research, development and engineering	16,373	14,780	46,480	41,991
Selling, general and administrative	43,319	37,502	118,747	103,599
Restructuring and other related charges	(428)	332	(428)	1,767
Total operating expenses	59,264	52,614	164,799	147,357
Operating income	36,544	27,755	106,416	65,947
Operating income %	20.1%	16.7%	20.8%	14.6%

Interest and other income (expense), net	(20)	1,422	615	3,653
Income from continuing operations before income taxes	36,524	29,177	107,031	69,600
Income tax expense from continuing operations	4,972	5,974	24,104	17,562
Income from continuing operations, net of tax	31,552	23,203	82,927	52,038
Discontinued operations:
Loss from operations of discontinued AEG segment (including loss on sale of AEG)	-	(515)	-	(30,292)
Income tax benefit on discontinued operations	-	(562)	-	(11,408)
Loss on discontinued operations	-	47	-	(18,884)
Net income	$31,552	$23,250	$82,927	$33,154

% of net revenues	17.4%	14.0%	16.2%	7.3%

Earnings (loss) per common share:
Basic
Continuing operations	$0.66	$0.48	$1.74	$1.07
Discontinued operations	$-	$-	$-	$(0.39)
Net income	$0.66	$0.48	$1.74	$0.68

Diluted
Continuing operations	$0.64	$0.47	$1.68	$1.06
Discontinued operations	$-	$-	$-	$(0.38)
Net income	$0.64	$0.47	$1.68	$0.67

Shares used in computing earnings (loss) per common share:
Basic	47,649	48,632	47,621	48,632
Diluted	49,431	49,625	49,271	49,304

Tax rate from continuing operations	13.6%	20.5%	22.5%	25.2%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2010	2010
ASSETS
Cash and cash equivalents	$257,887	$349,961
Short-term investments	156,419	19,231
Total cash, cash equivalents, and short-term investments	414,306	369,192
Accounts receivable, net	111,514	88,328
Inventory, net	64,032	70,518
Deferred income taxes	11,065	10,911
Other current assets	21,007	21,782
Assets held for sale	-	8,861
Total current assets	621,924	569,592
Long-term investments	18,091	-
Property, plant and equipment, net	67,376	65,700
Intangibles, net	2,539	3,449
Goodwill	14,005	14,005
Other assets	1,913	2,605
Total assets	$725,848	$655,351

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$22,216	$23,779
Accrued liabilities	51,078	45,837
Total current liabilities	73,294	69,616
Deferred tax liability	2,981	551
Long-term income taxes payable	11,916	12,926
Other long-term liabilities	946	924
Total liabilities	89,137	84,017
Stockholders' equity	636,711	571,334
Total liabilities and stockholders' equity	$725,848	$655,351

PLANTRONICS, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended				Nine Months Ended
	December 31, 2010				December 31, 2010
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$181,585	$-		$181,585	$510,525	$-		$510,525
Cost of revenues	85,777	(787)	(1)	84,990	239,310	(2,317)	(1)	236,993
Gross profit	95,808	787		96,595	271,215	2,317		273,532
Gross profit %	52.8%			53.2%	53.1%			53.6%

Research, development and engineering	16,373	(967)	(1)	15,406	46,480	(2,938)	(1)	43,542
Selling, general and administrative	43,319	(2,715)	(1)	40,604	118,747	(7,679)	(1)	111,068
Restructuring and other related charges	(428)	428	(2)	-	(428)	428	(2)	-
Total operating expenses	59,264	(3,254)		56,010	164,799	(10,189)		154,610
Operating income	36,544	4,041		40,585	106,416	12,506		118,922
Operating income %	20.1%			22.4%	20.8%			23.3%

Interest and other income (expense), net	(20)	-		(20)	615	-		615
Income from continuing operations before income taxes	36,524	4,041		40,565	107,031	12,506		119,537
Income tax expense from continuing operations	4,972	3,011	(3)	7,983	24,104	5,610	(3)	29,714
Income from continuing operations, net of tax	$31,552	$1,030		$32,582	$82,927	$6,896		$89,823

% of net revenues	17.4%			17.9%	16.2%			17.6%

Diluted earnings per common share from continuing operations	$0.64			$0.66	$1.68			$1.82
Shares used in diluted per share calculations	49,431			49,431	49,271			49,271

(1) Excluded amount represents stock-based compensation and purchase accounting amortization.
(2) Excluded amount represents restructuring and other related charges.
(3) Excluded amount represents tax benefit from stock-based compensation, purchase accounting amortization and restructuring and other related charges and $1,602 related to a tax benefit from expiration of certain statutes of limitations.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results from continuing operations, which are adjusted to exclude non-recurring and non-cash expenses and charges, such as restructuring and other related charges, stock-based compensation expenses related to stock options, restricted stock and employee stock purchases, purchase accounting amortization, impairment of goodwill and long-lived assets, and tax benefits from the expiration of certain statutes of limitations. Plantronics does not believe these expenses and charges are reflective of ongoing operating results and are not part of our target operating model.  We have presented non-GAAP statements that only show our results to the income from continuing operations after tax line. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated.  The non-GAAP financial measures used by Plantronics may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

PLANTRONICS, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended				Nine Months Ended
	December 31, 2009				December 31, 2009
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$165,935	$-		$165,935	$451,555	$-		$451,555
Cost of revenues	85,566	(698)	(1)	84,868	238,251	(7,202)	(2)	231,049
Gross profit	80,369	698		81,067	213,304	7,202		220,506
Gross profit %	48.4%			48.9%	47.2%			48.8%

Research, development and engineering	14,780	(825)	(1)	13,955	41,991	(2,453)	(1)	39,538
Selling, general and administrative	37,502	(2,219)	(1)	35,283	103,599	(6,435)	(1)	97,164
Restructuring and other related charges	332	(332)	(3)	-	1,767	(1,767)	(3)	-
Total operating expenses	52,614	(3,376)		49,238	147,357	(10,655)		136,702
Operating income	27,755	4,074		31,829	65,947	17,857		83,804
Operating income %	16.7%			19.2%	14.6%			18.6%

Interest and other income, net	1,422	-		1,422	3,653	-		3,653
Income from continuing operations before income taxes	29,177	4,074		33,251	69,600	17,857		87,457
Income tax expense from continuing operations	5,974	2,303	(4)	8,277	17,562	4,826	(4)	22,388
Income from continuing operations, net of tax	$23,203	$1,771		$24,974	$52,038	$13,031		$65,069

% of net revenues	14.0%			15.1%	11.5%			14.4%

Diluted earnings per common share from continuing operations	$0.47			$0.50	$1.06			$1.32
Shares used in diluted per share calculations	49,625			49,625	49,304			49,304

(1) Excluded amount represents stock-based compensation and purchase accounting amortization.
(2) Excluded amount represents stock-based compensation, purchase accounting amortization and $5,205 of accelerated depreciation on assets related to restructuring activity.
(3) Excluded amount represents restructuring and other related charges.
(4) Excluded amount represents tax benefit from stock-based compensation, purchase accounting amortization and restructuring and other related charges and $1,156 related to a tax benefit from expiration of certain statutes of limitations.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results from continuing operations, which are adjusted to exclude non-recurring and non-cash expenses and charges, such as restructuring and other related charges, stock-based compensation expenses related to stock options, restricted stock and employee stock purchases, purchase accounting amortization, impairment of goodwill and long-lived assets, and tax benefits from the expiration of certain statutes of limitations. Plantronics does not believe these expenses and charges are reflective of ongoing operating results and are not part of our target operating model.  We have presented non-GAAP statements that only show our results to the income from continuing operations after tax line.  The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated.  The non-GAAP financial measures used by Plantronics may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Summary of Unaudited Statements of Operations and Related Data - Non-GAAP on Income From Continuing Operations
($ in thousands, except per share data)

	Q110	Q210	Q310	Q410	Q111	Q211	Q311
Net revenues	$141,162	$144,458	$165,935	$162,282	$170,685	$158,255	$181,585
Cost of revenues	72,036	74,145	84,868	73,771	80,484	71,519	84,990
Gross profit	69,126	70,313	81,067	88,511	90,201	86,736	96,595
Gross profit %	49.0%	48.7%	48.9%	54.5%	52.8%	54.8%	53.2%

Research, development and engineering	12,850	12,733	13,955	14,842	13,923	14,213	15,406
Selling, general and administrative	31,058	30,823	35,283	37,821	36,273	34,191	40,604
Operating expenses	43,908	43,556	49,238	52,663	50,196	48,404	56,010

Operating income	25,218	26,757	31,829	35,848	40,005	38,332	40,585
Operating income %	17.9%	18.5%	19.2%	22.1%	23.4%	24.2%	22.4%

Income from continuing operations before income taxes	26,565	27,641	33,251	35,300	39,623	39,349	40,565
Income tax expense from continuing operations	7,172	6,939	8,277	9,129	10,711	11,020	7,983
Income tax expense as a percent
of income from continuing operations before taxes	27.0%	25.1%	24.9%	25.9%	27.0%	28.0%	19.7%

Income from continuing operations, net of tax	$19,393	$20,702	$24,974	$26,171	$28,912	$28,329	$32,582

Diluted EPS - continuing operations	$0.40	$0.42	$0.50	$0.53	$0.58	$0.58	$0.66
Diluted shares outstanding	48,665	49,567	49,625	49,562	49,714	48,524	49,431

Net revenues from unaffiliated customers:
Office and Contact Center	$95,923	$93,503	$103,096	$111,875	$117,580	$117,951	$122,949
Mobile	32,310	34,665	46,951	35,830	38,657	27,581	43,208
Gaming and Computer Audio	8,810	9,015	11,072	10,363	9,325	8,179	10,544
Clarity	4,119	7,275	4,816	4,214	5,123	4,544	4,884

Net revenues by geographic area
from unaffiliated customers:
Domestic	$88,789	$93,370	$99,157	$96,803	$103,992	$96,100	$104,299
International	52,373	51,088	66,778	65,479	66,693	62,155	77,286

Balance Sheet accounts and metrics:
Accounts receivable, net 1	$88,350	$103,003	$113,291	$88,328	$96,850	$94,989	$111,514
Days sales outstanding (DSO) 1	56	64	61	49	51	54	55
Inventory, net 2	$90,258	$78,026	$70,914	$70,518	$78,224	$69,845	$64,032
Inventory turns 2	3.2	3.8	4.8	4.2	4.1	4.1	5.3

1  Accounts receivable, net is presented on a consolidated basis including discontinued operations as Plantronics does not maintain balance by segment; DSO is calculated on revenues from continuing operations and consolidated Accounts receivable.

2 Inventory, net and inventory turns reflect amounts in continuing operations only.